Exhibit 10.1

PENN VIRGINIA CORPORATION

2011 ANNUAL INCENTIVE CASH BONUS AND LONG-TERM EQUITY COMPENSATION GUIDELINES

1.	Purpose of the Guidelines.

The purpose of the Guidelines is to provide annual and long-term incentive frameworks that are performance driven and focused on corporate and individual quantitative and qualitative objectives that are critical to the Company’s success.

2.	Definitions.

The following terms used herein shall have the following meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Budget” means the Company’s annual budget for the applicable Plan Year, as approved by the Board.

(c) “Cash Bonus Award” means an incentive cash bonus award granted to a Participant pursuant to the Guidelines that is paid in a lump sum cash payment.

(d) “Cash Bonus Percentages” shall mean those cash bonus award percentages described on Exhibit A under the heading “Cash Bonus Percentages – Executive Officers – Percent of Base Salary.”

(e) “Cash Bonus Pool” means that amount of cash actually available for Cash Bonus Awards in any given Plan Year, as determined in accordance with Section 3 of the Guidelines.

(f) “Cash Bonus Pool Target” means, with respect to any given Plan Year, the total amount of cash that would be payable as Cash Bonus Awards with respect to such Plan Year to all Participants if each Participant received his or her Target Cash Bonus.

(g) “Cash Costs per Mcfe” means, with respect to any given Plan Year, (x) the sum of the Company’s cash lease operating, gathering, processing and transportation expenses, production and ad valorem taxes and general and administrative expenses during such Plan Year as set forth in the Financial Statements divided by (y) the Company’s total Production during such Plan Year measured in Mcfe.

(h) “CEO” means the Company’s Chief Executive Officer.

(i) “Committee” means the Compensation and Benefits Committee of the Board.

(j) “Company” means Penn Virginia Corporation and its subsidiaries.

(k) “Company Performance Measures” means, with respect to Plan Year 2011, NAV per share, EBITDAX, Production, Reserves and Cash Costs per Mcfe. The Committee

shall, by resolution, determine the Company Performance Measures for each Plan Year after 2011.

(l) “Drilling F&D Costs per Mcfe” means, with respect to any given Plan Year, (x) the sum of the Company’s capital costs related to development drilling and exploratory drilling during such Plan Year divided by (y) the Company’s proved reserve extensions, discoveries and other additions during such Plan Year measured in Mcfe as set forth in the Financial Statements.

(m) “EBITDAX” shall have the meaning assigned to such term in the Company’s Credit Agreement dated November 18, 2009, as amended, restated or replaced.

(n) “Employee Stock Incentive Plan” means the Company’s Seventh Amended and Restated 1999 Employee Stock Incentive Plan, as amended, restated or replaced.

(o) “Executive Officer” means the Company’s CEO, Chief Financial Officer, Chief Operating Officer and Chief Administrative Officer and any other officers which the Committee may, by resolution, identify as an Executive Officer.

(p) “Financial Statements” means the Company’s audited financial statements as of and for the year ended December 31st of the applicable Plan Year.

(q) “Guidelines” means these 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines.

(r) “Individual Performance Measures” means those objective and subjective corporate and individual measures that (i) the CEO considers in recommending to the Committee, and that the Committee uses to determine, the Cash Bonus Award and Long-Term Equity Compensation Award of each Executive Officer other than the CEO, (ii) the Committee considers in determining the Cash Bonus Award and Long-Term Equity Compensation Award of the CEO and (iii) the CEO considers in approving Cash Bonus Awards and Long-Term Equity Compensation Awards of Participants other than the Executive Officers.

(s) “Long-Term Equity Compensation Award” means an incentive equity award determined to be granted to a Participant pursuant to the Guidelines that is denominated in a dollar amount and that is paid out in the form of an award under the Employee Stock Incentive Plan.

(t) “Mcfe” means million cubic feet equivalent.

(u) “NAV per share” means, with respect to any given Plan Year, (x) that amount equal to (A) the value of the Company’s Oil and Gas Assets on December 31st of such Plan Year as set forth in the Financial Statements plus (B) the Company’s cash on December 31st of such Plan Year as set forth in the Financial Statements minus (C) the Company’s total long-term debt outstanding on December 31st of such Plan Year as set forth in the Financial Statements divided by (y) the weighted average total number of fully diluted shares of the Company’s common stock issued and outstanding during such Plan Year.

(v) “Oil and Gas Assets” means those assets comprising the Company’s property and equipment as set forth in the Financial Statements.

(w) “Participant” means any employee of the Company who was employed by the Company on December 31st of the Plan Year with respect to whom a Cash Bonus Award or Long-Term Equity Compensation Award is paid.

(x) “Performance Level Percentages” means, with regard to Plan Year 2011, the performance level percentages set forth on Exhibit B under the heading “Performance Level Percentages.” The Committee shall, by resolution, determine Performance Level Percentages for each Plan Year after 2011.

(y) “Plan Year” means the Company’s fiscal year.

(z) “Production” means the Company’s net production for the applicable Plan Year as set forth in the Financial Statements.

(aa) “Reserves” means the Company’s proved reserves on December 31st of the applicable Plan Year as set forth in the official report prepared by the Company’s independent petroleum engineers for such Plan Year.

(bb) “Target Cash Bonus” means, with respect to any Participant, the product of (x) such Participant’s base salary on December 31st of the Plan Year with respect to which a Cash Bonus Award is being considered times (y) such Participant’s Target Cash Bonus Percentage times (z) a fraction, the numerator of which is the number of days that the Participant was employed by the Company during such Plan Year and the denominator of which is 365.

(cc) “Target Cash Bonus Percentage” means, with respect to Executive Officers, those percentages described on Exhibit A under the heading “Cash Bonus Percentages – Executive Officers – Percent of Base Salary – Target” and, with respect to Participants other than Executive Officers, the target percentages for such Participants determined as described on Exhibit A.

(dd) “Target Equity Incentive Percentage” means, with respect to Executive Officers, those percentages described on Exhibit A under the heading “Equity Incentive Percentages – Executive Officers – Target Percent of Base Salary” and, with respect to Participants other than Executive Officers, the target percentages for such Participants determined as described on Exhibit A.

(ee) “Weighting Factor” means the weighting percentage assigned to each Company Performance Measure as described on Exhibit B under the heading “Quantitative Performance Measures and Weighting Factors – Weighting Factors.”

3.	Calculation of Cash Bonus Pool.

The amount of the Cash Bonus Pool available to pay Cash Bonus Awards with respect to each Plan Year shall be that amount equal to the product of (x) the Cash Bonus Pool Target times (y) the sum of the products of (A) the Performance Level Percentage attained for each Company

Performance Measure times (B) the Weighting Factor for such Company Performance Measure. The Committee shall have the discretion to increase or decrease the Cash Bonus Pool by 15%. The Committee shall have the discretion to delete, add or change any Performance Measure or the Weighting Factor of any Performance Measure at any time or from time to time for any Plan Year.

4.	Determination of Cash Bonus Awards and Long-Term Equity Compensation Awards.

(a) Individual Performance Measures. Prior to March 1st of each Plan Year:

(i) The CEO shall recommend to the Committee Individual Performance Measures for each Executive Officer other than the CEO;

(ii) The Committee shall approve Individual Performance Measures for each Executive Officer, including the CEO, and the CEO shall advise each other Executive Officer of his or her Individual Performance Measures; and

(iii) Each Executive Officer other than the CEO shall recommend to the CEO Individual Performance Measures for each Participant who reports directly to such Executive Officer, the CEO shall approve Individual Performance Measures for such Participants and each Executive Officer shall advise such Participant of his or her Individual Performance Measures.

Individual Performance Measures for Participants other than the Executive Officers and the Participants reporting directly to the Executive Officers shall be determined by the CEO or the other Executive Officers if and as they deem necessary. Individual Performance Measures may be weighted to indicate relative importance. The Committee may delete, add or change any Individual Performance Measure or the relative importance of any Individual Performance Measure applicable to any Executive Officer at any time or from time to time for any Plan Year, and the CEO may take the same such actions with respect to the Individual Performance Measures of any other Participant.

(b) Cash Bonus Awards. Prior to March 1st of each Plan Year:

(i) The CEO shall recommend to the Committee a Cash Bonus Award for each Executive Officer with respect to the immediately preceding Plan Year, which recommendation shall be based on (A) the size of the Cash Bonus Pool available, (B) such Executive Officer’s Threshold, Target and Stretch Cash Bonus Percentages as described on Exhibit A, (C) whether such Executive Officer met, exceeded or did not meet his or her Individual Performance Measures set for such immediately preceding Plan Year, (D) peer comparison data and (E) such other appropriate criteria as the CEO shall determine;

(ii) The Committee shall set the Cash Bonus Award for each Executive Officer, including the CEO, using the same criteria described in subsection (b)(i); and

(iii) After receiving recommendations from the other Executive Officers, as appropriate, the CEO shall approve all Cash Bonus Awards to be paid to Participants other than the Executive Officers and shall advise the Committee of the total amount of such Cash Bonus Awards.

All Cash Bonus Awards, if any, shall be paid by not later than March 15th of each Plan Year with respect to the immediately preceding Plan Year and, subject to the Committee’s discretion to increase the Cash Bonus Pool by 15%, shall not, in the aggregate, exceed the Cash Bonus Pool.

(c) Long-Term Equity Compensation Awards. Prior to March 1st of each Plan Year:

(i) The CEO shall recommend to the Committee a Long-Term Equity Compensation Award for each Executive Officer with respect to the immediately preceding Plan Year, which recommendation shall be based on (A) such Executive Officer’s Target Equity Incentive Percentage, (B) whether such Executive Officer met, exceeded or did not meet his or her Individual Performance Measures set for such immediately preceding Plan Year, (C) the relative importance to the success of the Company’s execution of its strategic objectives of retaining and incentivizing the Executive Officer beyond the current Plan Year, (D) peer comparison data and (E) such other appropriate criteria as the CEO shall determine;

(ii) The Committee shall set the Long-Term Equity Compensation Award for each Executive Officer, including the CEO, using the same criteria described in subsection (c)(i); and

(iii) After receiving recommendations from the other Executive Officers, as appropriate, the CEO shall approve the Long-Term Equity Compensation Award to be considered by the Committee to be paid to each Participant other than Executive Officers and shall advise the Committee of the amounts of such awards. All Long-Term Equity Compensation Awards shall be paid out in the form of an award approved by the Committee under the Employee Stock Incentive Plan.

5.	Interpretation; Amendments.

The Committee shall have the power to interpret the Guidelines and to make and amend rules for putting it into effect and administering it. To the extent applicable, grants under the Guidelines shall be structured either to be exempt from or to comply with the requirements of section 409A of the Code. The provisions of the Guidelines shall be interpreted and applied insofar as possible to carry out such intent. The Guidelines may be amended at any time or from time to time by the Board or the Committee.

6.	Governing Law.

The validity, construction and effect of the Guidelines and any rules or regulations relating to the Guidelines shall be determined in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

7.	Effective Date and Term of Guidelines.

The Guidelines became effective on February 23, 2011 and shall remain in effect until terminated by the Board. The Guidelines were last amended April 10, 2012.

EXHIBIT A

CASH BONUS PERCENTAGES

Executive Officers

	Percent of Base Salary
Officer	Threshold	Target	Stretch
CEO	0 – 50	100	200
COO	0 – 50	100	200
CAO/GC	0 – 40	80	160
CFO	0 – 40	80	160
Sr. VP – Regional Manager	0 – 40	80	160
VP – Regional Manager	0 – 25	50	100

Other Employees

Prior to March 1st of each Plan Year, the CEO shall approve and advise the Committee of the Target Cash Bonus Percentages for each Participant other than the Executive Officers. Such percentages shall be subject to increase or decrease in the event of a promotion or demotion.

EQUITY INCENTIVE PERCENTAGES

Executive Officers

Officer	Target Percent of Base Salary
CEO	300 – 400
COO	250 – 350
CAO/GC	200 – 300
CFO	200 – 300
Sr. VP – Regional Manager	150 – 300
VP – Regional Manager	150 – 300

Other Employees

Prior to March 1st of each Plan Year, the CEO shall approve and advise the Committee of the Target Equity Incentive Percentages for each Participant other than the Executive Officers. Such percentages shall be subject to increase or decrease in the event of a promotion or demotion.

A-1

EXHIBIT B

2012 QUANTITATIVE PERFORMANCE MEASURES AND WEIGHTING FACTORS

Performance Measure	Weighting Factor	Level of Attainment*	Performance Level Percentages

Production	30%	Over 110% of Budget	200%
		108% to 110% of Budget	175%
		105% to 107% of Budget	150%
		102% to 104% of Budget	125%
		99% to 101% of Budget	100%
		96% to 98% of Budget	90%
		93% to 95% of Budget	75%
		90% to 92% of Budget	50%
		Under 90% of Budget	Committee discretion

Drilling F&D Costs per Mcfe	25%	Under 86% of Budget	200%
		86% to 90% of Budget	175%
		91% to 94% of Budget	150%
		95% to 97% of Budget	125%
		98% to 102% of Budget	100%
		103% to 106% of Budget	90%
		107% to 110% of Budget	80%
		111% to 114% of Budget	70%
		115% to 119% of Budget	50%
		Over 119% of Budget	Committee discretion

EBITDAX NAV per share	15%	Over 119% of Budget	200%
	15%	115% to 119% of Budget	175%
		110% to 114% of Budget	150%
		105% to 109% of Budget	125%
		96% to 104% of Budget	100%
		92% to 95% of Budget	90%
		88% to 91% of Budget	75%
		84% to 87% of Budget	60%
		80% to 83% of Budget	50%
		Under 80% of Budget	Committee discretion

Cash Costs per Mcfe	15%	Under 86% of Budget	200%
		86% to 90% of Budget	175%
		91% to 94% of Budget	150%
		95% to 97% of Budget	125%
		98% to 102% of Budget	100%
		103% to 106% of Budget	90%
		107% to 110% of Budget	80%
		111% to 114% of Budget	70%
		115% to 119% of Budget	50%
		Over 119% of Budget	Committee discretion

*	Levels of attainment falling between percentages will be rounded up (0.5 and over) or down (under 0.5), as appropriate

B-1